                                                                     Exhibit 4.9

                      COMMON SECURITIES GUARANTEE AGREEMENT

                             VALLEY NATIONAL BANCORP


                          Dated as of October ___, 2001

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
ARTICLE I       DEFINITIONS AND INTERPRETATION...............................     1

SECTION 1.1  Definitions and Interpretation .................................     1

ARTICLE II      GUARANTEE....................................................     3

SECTION 2.1  Guarantee ......................................................     3

SECTION 2.2  Waiver of Notice and Demand ....................................     3

SECTION 2.3  Obligations Not Affected........................................     3

SECTION 2.4  Rights of Holders ..............................................     4

SECTION 2.5  Guarantee of Payment ...........................................     4

SECTION 2.6  Subrogation ....................................................     4

SECTION 2.7  Independent Obligations ........................................     4

ARTICLE III     LIMITATION OF TRANSACTIONS; SUBORDINATION....................     4

SECTION 3.1  Limitation of Transactions .....................................     4

SECTION 3.2  Ranking ........................................................     5

ARTICLE IV      TERMINATION..................................................     5

SECTION 4.1  Termination ....................................................     5

ARTICLE V       MISCELLANEOUS................................................     6

SECTION 5.1  Successors and Assigns .........................................     6

SECTION 5.2  Amendments .....................................................     6

SECTION 5.3  Notices ........................................................     6

SECTION 5.4  Benefit ........................................................     7

SECTION 5.5  Governing Law ..................................................     7

                      COMMON SECURITIES GUARANTEE AGREEMENT

                  This COMMON SECURITIES GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of October ___, 2001, is executed and delivered by VALLEY NATIONAL BANCORP, a New Jersey corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of VNB CAPITAL TRUST I, a Delaware business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of October __, 2001, by and among the Trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof _____ common securities having an aggregate liquidation amount of twenty five dollars ($25.00), to meet the capital requirements of the Trust; such common securities being designated the _____% Common Securities (the "Common Securities").

                  WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Common Securities Guarantee, to pay the Guarantee Payments (as defined herein) to the Holders of the Common Securities and to make certain other payments on the terms and conditions set forth herein; and

                  WHEREAS, the Guarantor is also executing and delivering the Preferred Securities Guarantee Agreement, dated as of ______, 2001 (the "Preferred Securities Guarantee"), for the benefit of the holders of the Preferred Securities (as defined in the Declaration); it being understood that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated, to the extent and in the manner set forth herein, to the rights of holders of Preferred Securities (as defined in the Declaration) to receive Guarantee Payments under the Preferred Securities Guarantee.

                  NOW, THEREFORE, in consideration of the purchase by each Holder of the Common Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1    Definitions and Interpretation
               ------------------------------

                  In this Common Securities Guarantee, unless the context otherwise requires:

                  (a) capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) terms defined in the Declaration as at the date of execution of this Common Securities Guarantee have the same meaning when used in this Common Securities Guarantee unless otherwise defined in this Common Securities Guarantee;

                  (c) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

                  (d) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are references to this Common Securities Guarantee as modified, supplemented or amended from time to time;

                  (e) all references in this Common Securities Guarantee to Articles and Sections are references to Articles and Sections of this Common Securities Guarantee unless otherwise specified;

                  (f) a term defined in the Trust Indenture Act has the same meaning as in the Trust Indenture Act unless otherwise defined in this Common Securities Guarantee; and

                  (g) a reference to the singular includes the plural and vice versa.

                  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Common Securities, to the extent the Issuer has funds legally available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds legally available therefor at such time, with respect to any Common Securities called for redemption, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer (other than in connection with the distribution of Debentures (as defined in the Declaration) to the Holders in exchange for Common Securities or in connection with the redemption of the Common Securities, in each case as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Common Securities to the date of payment, to the extent the Issuer has funds legally available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to the Holders after satisfaction of liabilities to creditors of the Issuer as required by applicable law (in either case, the "Liquidation Distribution"). If an Event of Default under the Declaration or the Preferred Securities Guarantee Agreement (in each case as defined therein) has occurred and is continuing, no Guarantee Payments with respect to the Common Securities shall be made until holders of Preferred Securities shall be paid in full the Guarantee Payments to which they are entitled under the Preferred Securities Guarantee.

                  "Holder" means any holder, as registered on the books and records of the Issuer, of any Common Securities.

                  "Other Guarantees" means all guarantees, other than this Common Securities Guarantee, to be issued by the Guarantor with respect to common securities (if any) similar to the Common Securities issued by trusts other than the Issuer to be established by the Guarantor (if any), in each case similar to the Issuer.

                                   ARTICLE II

                                   GUARANTEE

SECTION 2.1   Guarantee
              ---------

                  The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert.

                  The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 2.2   Waiver of Notice and Demand
              ---------------------------

                  The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 2.3   Obligations Not Affected
              ------------------------

                  The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Common Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor; it being the intent of this Section 2.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 2.4   Rights of Holders
              -----------------

                  The Guarantor expressly acknowledges that any Holder of the Common Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Issuer or any other Person.

SECTION 2.5   Guarantee of Payment
              --------------------

                  This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 2.6   Subrogation
              -----------

                  The Guarantor shall be subrogated to all (if any) rights of the Holders of the Common Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.7   Independent Obligations
              -----------------------

                  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.3 hereof.

                                   ARTICLE III

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 3.1   Limitation of Transactions
              --------------------------

                  So long as any Common Securities remain outstanding, the Guarantor will not (i) declare or pay any dividends or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to any of the Guarantor's capital stock, (ii) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor (including Other Debentures, as defined in the Indenture) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor (including Other Guarantees, as defined in the Indenture) if such guarantee ranks pari passu with or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee, (d) as a result of a reclassification of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit or compensation plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans) if at such time
(1) there shall have occurred any event of which the Guarantor has actual knowledge that (A) is, or with the giving of notice or the lapse of time, or both, would be, an Event of Default and (B) in respect of which the Guarantor shall not have taken reasonable steps to cure, (2) if such Debentures are held by the Property Trustee, the Guarantor shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee or (3) the Guarantor shall have given notice of its election of the exercise of its right to commence an Extended Interest Payment Period as provided in the Indenture and shall not have rescinded such notice, and such Extended Interest Payment Period, or an extension thereof, shall have commenced and be continuing.

SECTION 3.2   Ranking
              -------

                 The obligations of the Guarantor under this Common
Securities Guarantee shall rank pari passu with the obligations of the Guarantor under (i) any Other Guarantee, (ii) the Indenture and the Debentures issued thereunder; and (iii) any other security, guarantee or other agreement or obligation that is expressly stated to rank pari passu with the obligations of the Guarantor under this Common Securities Guarantee or with any obligation that ranks pari passu with the obligations of the Guarantor under this Common Securities Guarantee.

                                   ARTICLE IV

                                   TERMINATION

SECTION 4.1   Termination
              -----------

                  This Common Securities Guarantee shall terminate and be of no further force or effect upon (i) full payment of the Redemption Price of all Common Securities, (ii) the dissolution, winding-up or liquidation of the Issuer, immediately following the full payment of the amounts payable in accordance with the Declaration, or (iii) the distribution of all of the Debentures to the Holders of the Trust Securities (as defined in the Declaration).

                  Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of the Common Securities must restore payment of any sums paid under the Common Securities or under this Common Securities Guarantee.

                                    ARTICLE V

                                  MISCELLANEOUS

SECTION 5.1   Successors and Assigns
              ----------------------

                  All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

SECTION 5.2   Amendments
              ----------

                  Except with respect to any changes which do not adversely affect in any material respect the rights of the Holders (in which case no consent of the Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of a majority in liquidation amount of all the outstanding Common Securities. The provisions of
Section 12.2 of the Declaration with respect to meetings of Holders of the Trust Securities apply to the giving of such approval.

SECTION 5.3   Notices
              -------

                  All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                  (a) if given to the Issuer, in care of the Administrative Trustee at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders of the Common Securities):

                  VNB CAPITAL TRUST I
                  c/o Valley National Bancorp
                  1455 Valley Road
                  Wayne, New Jersey  07470
                  Attention:  Alan D. Eskow
                  Telephone:  (973) 305-4003
                  Telecopier: (973) 305-8415

                  (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Common Securities):

                  VALLEY NATIONAL BANCORP
                  1455 Valley Road
                  Wayne, New Jersey  07470
                  Attention:  Alan D. Eskow
                  Telephone:  (973) 305-4003
                  Telecopier: (973) 305-8415

                  (c) if given to any Holder of the Common Securities, at the address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 5.4   Benefit

                  This Common Securities Guarantee is solely for the benefit of the Holders of the Common Securities and is not separately transferrable from the Common Securities.

SECTION 5.5   Governing Law

                  THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

                  This Common Securities Guarantee is executed as of the day and year first above written.

                                       VALLEY NATIONAL BANCORP

                                       By:
                                          --------------------------------------
                                       Name:  Alan D. Eskow
                                       Title:  Executive Vice President and
                                               Chief Financial Officer